Exhibit 10.35
NONCOMPETITION AGREEMENT
     THIS NONCOMPETITION AGREEMENT (this “Agreement”) is dated as of ______________, 2010, by and among Younan Properties, Inc., a Maryland corporation (the “REIT”), Younan Properties, L.P., a Maryland limited partnership (the “Operating Partnership,” and together with the REIT, the “Company”), and Zaya S. Younan (the “Executive”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement (as defined below).
     WHEREAS, the Executive owns equity interests in the REIT’s predecessor company, such predecessor company’s operating partnership subsidiary and certain other entities holding certain properties (the “Predecessor Entities”);
     WHEREAS, in connection with the initial public offering of the REIT’s common stock, the REIT and the Operating Partnership will directly or indirectly acquire, and the Executive will contribute, sell or transfer to the REIT and the Operating Partnership, all of the Executive’s ownership interests in the Predecessor Entities (collectively referred to as the “Formation Transactions”);
     WHEREAS, the Executive’s execution of this Agreement is an integral part of, and a material inducement to, the REIT’s and the Operating Partnership’s agreement to enter into the Formation Transactions;
     WHEREAS, in connection with the execution of this Agreement, the REIT, the Operating Partnership and the Executive are entering into an Employment Agreement, pursuant to which the Executive will be employed as the President and Chief Executive Officer of the Company (the “Employment Agreement”);
     WHEREAS, in connection with the execution of, and the transactions contemplated by, the agreements evidencing the Formation Transactions and the Employment Agreement, the Company and the Executive wish to set forth their agreement with respect to the Executive’s ability to compete with the Company during, and for a limited period of time following, his employment with the Company.
     NOW, THEREFORE, in furtherance of the foregoing and in exchange for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
     1. Noncompetition.
     (a) During the Executive’s employment with the Company and for a period of one year following a Covered Termination (such one-year period, the “Post-Termination Period”), the Executive shall not engage in Competition (as defined below) with the Company or any of its subsidiaries.
     (b) For purposes of this Agreement, “Competition” shall mean the taking of any of the following actions by the Executive: (i) conducting, directly or indirectly, any business involving the development, acquisition, sale or management of “Class A” commercial office properties, whether such business is conducted by the Executive individually or as principal, partner, officer, director, consultant, employee, stockholder or manager of any person, partnership, corporation, limited liability company or any other entity, except as provided below; and (ii) ownership of interests in “Class A” commercial office properties that are competitive, directly or indirectly, with any business carried on, directly or through one or more subsidiaries or otherwise, by the Company; provided, however, that the term “Competition” shall not include (A) the Executive’s activities related to the ownership, development, financing, management, leasing, marketing, sale, transfer or exchange of any of the properties listed on Schedule A hereto and any passive ownership interest in real property received in exchange therefor, provided that, the Executive’s ownership and activities with respect to any property received in any exchange for the properties listed on Schedule A otherwise comply with the terms and conditions of this Agreement, (B) the Executive’s participation as a passive investor in the ownership, development, financing, management, leasing, marketing, sale, transfer or exchange of real property that does not compete, directly or indirectly, with any business carried on by the Company or any of its subsidiaries, (C) the direct or indirect ownership by the Executive of up to five percent of the outstanding equity interests of any public company, (D) other real estate activities not related to “Class A” commercial office properties and (E) solely with respect to the Post-Termination Period, the Executive’s conduct of business or ownership of real property in geographical areas other than the geographical areas in which the Company owns, as of the Date of Termination, real property.
     (c) For purposes of this Agreement, “Covered Termination” shall mean a termination of the Executive’s employment with the Company for any reason other than (i) by the Executive for Good Reason, (ii) by the Company without Cause or (iii) by reason of a Nonrenewal Termination.
     2. Specific Performance. The Executive acknowledges that in the event of breach by the Executive of the terms of Section 1 hereof, the remedies at law available to the Company may be inadequate and the Company shall be entitled to seek specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Section 1 hereof and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive hereby acknowledges and agrees that the Company shall not be required to post bond as a condition to obtaining or exercising such remedies, and the Executive hereby waives any such requirement or condition.
     3. Severability. Any provision of this Agreement which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this paragraph, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering any other provisions of this Agreement invalid, illegal or unenforceable in any other jurisdiction. Notwithstanding the foregoing, if any provision of this Agreement should be deemed invalid, illegal or unenforceable because its scope or duration is considered excessive, such provision shall be modified so that the scope or duration of the provision is reduced only to the minimum extent necessary to render the modified provision valid, legal and enforceable.

     4. Governing Law. This Agreement shall be governed, construed, interpreted and enforced in accordance with the laws of the State of California, without regard to the conflict of laws principles thereof.
     5. Entire Agreement. This Agreement, together with the Employment Agreement, contains the entire agreement and understanding between the Company and the Executive with respect to the subject matter hereof, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and an authorized representative of the Company.
     6. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the REIT and/or the Operating Partnership to any successor to its business and will inure to the benefit of and be binding upon any such successor.
     7. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given (i) when personally delivered, (ii) when transmitted by telecopy, electronic or digital transmission with receipt confirmed, (iii) one day after delivery to a nationally recognized overnight air courier guaranteeing next day delivery or (iv) upon receipt if sent by certified or registered mail. In each case, notice shall be sent to:

If to the Executive:	Zaya S. Younan 5959 Topanga Canyon Boulevard Woodland Hills, CA 91367

If to the Company:	Younan Properties, Inc. 5959 Topanga Canyon Boulevard Woodland Hills, California 91367 Attn: General Counsel
     8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
     9. Executive’s Acknowledgment. The Executive acknowledges (a) that he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and (b) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.
[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

YOUNAN PROPERTIES, INC.,
a Maryland corporation

By:

Name
Title

YOUNAN PROPERTIES, L.P.,
a Maryland limited partnership

By:	Younan Properties, Inc.,
a Maryland corporation,
Its: General Partner

By:

Name
Title

ZAYA S. YOUNAN

SCHEDULE A

Property Name	Address
One Graystone Centre	3010 LBJ Freeway Dallas, Texas 75244

Younan Plaza	6464 Savoy Street Houston, Texas 00255

Younan Square	1010 Lamar Street Houston, Texas 77002

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